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Exhibit 23.1

Independent Auditors' Consent

The Board of Directors
Caldera International, Inc.:

We consent to the use of our report dated January 27, 2003, with respect to the consolidated balance sheet of Caldera International, Inc. and subsidiaries as of October 31, 2002, and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for the year then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to our audit of the adjustments applied and disclosures added to revise the 2001 and 2000 consolidated financial statements, as more fully described in Notes 6 and 12 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements other than with respect to such adjustments and disclosures.

/s/  KPMG LLP

Salt Lake City, Utah
March 24, 2003

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  Exhibit 23.1